UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 27, 2017

VALVOLINE INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-37884	30-0939371
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Valvoline Way Lexington, KY 40509 (Address of Principal Executive Offices)

(859) 357-7777 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Items 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 27, 2017, the Board of Directors of Valvoline Inc. (“Valvoline”) approved an increase in base salary for Chief Executive Officer, Samuel J. Mitchell, from $800,000 to $950,000 per annum, to be effective May 1, 2017.  This increase is intended to recognize Mr. Mitchell’s full scope of responsibilities as CEO of an independent publicly traded company and more closely align with market compensation levels for CEOs of comparable organizations.

The Board of Directors of Ashland Global Holdings Inc. (“Ashland”) recently approved the distribution of its remaining interest in Valvoline to Ashland stockholders, subject to certain customary conditions, including receipt of a customary tax opinion and confirmation of sufficient capital adequacy and surplus to make the distribution. Ashland announced a record date of May 5, 2017, and transaction effective date of May 12, 2017. Valvoline previously completed the initial public offering of its common stock in September 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VALVOLINE INC.

Dated: May 3, 2017	By:	/s/ Julie M. O’Daniel
Julie M. O’Daniel
Senior Vice President, General Counsel &
Corporate Secretary